EXHIBIT (D)(48)

                                  AMENDMENT TO
                             SUB-ADVISORY AGREEMENT

          This AMENDMENT, dated as of October 31, 2003, amends the Sub-Advisory Agreement (as defined below) between Travelers Asset Management International Company LLC (the "Adviser") (formerly Travelers Asset Management International Corporation), on behalf of The Travelers Series Trust (the "Trust"), and Massachusetts Financial Services Company (the "Sub-Adviser").

                                   WITNESSETH:
          WHEREAS, the Adviser and Sub-Adviser have previously entered into a sub-advisory agreement with respect to the MFS Research Portfolio (the "Portfolio") of the Trust (the "Agreement"), dated March 20, 1998;

         WHEREAS, the Adviser and Sub-Adviser desire to amend the Agreement as set forth herein;

          NOW THEREFORE, in consideration of the foregoing premises, the Adviser and the Sub-Adviser hereby amend and modify the Agreement:

          1. By amending sub-section (ii) to Section 2 of the Agreement entitled Services as Sub-Adviser to read as follows:

          Unless TAMIC gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested. In accordance with Rule 206(4)-6 of the Investment Advisers Act of 1940, as amended, the Sub-Adviser represents that it has adopted and implemented written policies and procedures reasonably designed to ensure that it will vote proxies in the best interest of the Portfolio and its shareholders, which policies and procedures describe how the Sub-Adviser addresses material conflicts of interest between its interests and those of the Portfolio with respect to proxy voting. The Sub-Adviser shall furnish TAMIC with such information reasonably requested by TAMIC, in such form as may be requested, as is necessary and required by applicable law (1) for a summary description of the Sub-Adviser's proxy voting policies and procedures to be included in the Registration Statement with respect to the Trust, and
          (2) for the proxy voting record of the Sub-Adviser with respect to the Portfolio (or portion thereof) advised by the Sub-Adviser to be filed with the SEC pursuant to Rule 30b1-4 under the Investment Company Act of 1940, as amended ("1940 Act"), and in accordance with the requirements of Form N-PX (or any successor form), as applicable (collectively, the "Information"); provided, however, that the Sub-Adviser shall have the opportunity upon request to review the Information in the Trust's Registration Statement or Form N-PX prior to its filing.

          2. By adding the following new Section 16 to the Sub-Advisory
Agreement:

          16. CONSULTATION WITH OTHER SUB-ADVISERS

          For the purposes of certain exemptive rules under the 1940 Act, the Sub-Adviser shall not consult with any other sub-adviser to the Portfolio or any sub-adviser to any other portfolio of the Trust, or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Portfolio in securities or other assets.

          IN WITNESS WHEREOF, this Amendment to the Agreement has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

                                                 Travelers Asset Management
                                                 International Company LLC

                                                 By:  /S/ DAVID A. TYSON
                                                      ---------------------

                                                 As:  PRESIDENT
                                                      ---------------------

                                                 Massachusetts Financial
                                                 Services Company

                                                 By:  /S/ STEPHEN E. CAVAN
                                                      ---------------------

                                                 As:  SENIOR VICE PRESIDENT
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